Exhibit 1.1

EXECUTION VERSION

Janus Henderson Group plc

30,668,922 Shares of Common Stock, $1.50 par value

Underwriting Agreement

February 4, 2021

Goldman Sachs & Co. LLC

As representative (the “Representative”) of the several Underwriters named in Schedule I hereto

c/o Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282

Ladies and Gentlemen:

Dai-ichi Life Holdings, Inc., a joint stock corporation formed under the laws of Japan (the “Selling Stockholder”) and a stockholder of Janus Henderson Group plc, a public limited company incorporated under the laws of Jersey, Channel Islands (the “Company”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), to sell to the Underwriters named in Schedule I hereto (the “Underwriters”) for whom you are acting as representative (“you” or the “Representative”), an aggregate of 30,668,922 shares (the “Securities”) of Common Stock (“Stock”) of the Company. To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives and Underwriters as used herein shall mean you, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires.

Subject to the sale of the Securities by the Selling Stockholder to the Underwriter in compliance with the terms of this Agreement, the Underwriters have agreed to sell to the Company, and the Company has agreed herein to purchase from the Underwriter (the “Share Repurchase”), an aggregate of 8,048,360 shares of Stock (the “Repurchase Shares”) pursuant to Section 2 of this Agreement.

1.            (a) The Company represents and warrants to, and agrees with, each of the Underwriters that:

(i)               An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”) on Form S-3 (File No. 333- 252714) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company; the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof) including by any Preliminary Prospectus relating to the Securities, is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; any oral or written communication with potential investors undertaken in reliance on Rule 163B under the Act is hereinafter called a “Testing-the-Waters Communication”; and any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Written Testing-the-Waters Communication”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”;

(ii)            (a) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and (b) each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(c) or the Selling Stockholder Information);

(iii)           For the purposes of this Agreement, the “Applicable Time” is 8:45 p.m. (New York City time) on the date of this Agreement. The Pricing Prospectus, as supplemented by the information listed on Schedule III(c) hereto, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time did not, and as of the Time of Delivery (as defined in Section 4(a) of this Agreement) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not, and as of the Time of Delivery will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with the Underwriter Information or the Selling Stockholder Information;

(iv)           The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Pricing Prospectus and the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information or the Selling Stockholder Information;

(v)         The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of the Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information or the Selling Stockholder Information;

(vi)          Neither the Company nor any of its subsidiaries has, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, (i) sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, in each case otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been (x) any change in the capital stock (other than as a result of (i) the exercise, if any, of stock options or the award, if any, of stock options or restricted stock in the ordinary course of business pursuant to the Company’s equity plans that are described in the Pricing Prospectus and the Prospectus, (ii) the issuance, if any, of stock upon conversion of Company securities as described in the Pricing Disclosure Package and the Prospectus) or long-term debt of the Company or any of its subsidiaries or (y) any Material Adverse Effect (as defined below), or (iii) pursuant to the Company’s previously announced repurchase program; as used in this Agreement, “Material Adverse Effect” shall mean any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting (i) the business, properties, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus, or (ii) the ability of the Company to perform its obligations under this Agreement, including the sale of the Securities, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus;

(vii)             The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries, except where any such liens, encumbrances and defects would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, except where any such interferences would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(viii)       Each of the Company and each of its subsidiaries that is a significant subsidiary as defined in Regulation S-X, Item 1-02(w) promulgated by the Commission (the “Significant Subsidiaries”) has been (i) duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Disclosure Package, and (ii) duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect; and each subsidiary of the Company has been listed in the Registration Statement;

(ix)             The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued shares of capital stock of the Company, have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus; and all of the issued shares of capital stock, limited liability company or other membership interests, of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except, in the case of any foreign subsidiary, for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens or encumbrances described in the Pricing Prospectus and the Prospectus;

(x)            The Securities to be sold by the Selling Stockholder to the Underwriters hereunder have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description of the Securities contained in the Prospectus;

(xi)              The compliance by the Company with this Agreement, and the consummation of the transactions contemplated in this Agreement and the Pricing Prospectus will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except, in the case of this clause (A) for such defaults, breaches, or violations that would not, individually or in the aggregate, have a Material Adverse Effect, (B) the certificate of incorporation or by-laws (or other applicable organizational document) of the Company or any of its subsidiaries, or (C) any statute or any judgment, order, rule or regulation of any Governmental Authority (as defined below) or other body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, in the case of this clause (C) for such defaults, breaches, or violations that would not, individually or in the aggregate, have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such Governmental Authority or body is required for the sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement, except such as have been obtained under the Act, the approval of the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements and for such consents, approvals, authorizations, orders, registrations or qualifications as may be required under the Jersey Registrar of Companies or the Jersey Financial Services Commission and state securities or Blue Sky laws, in connection with the purchase and distribution of the Securities by the Underwriters;

(xii)          Neither the Company nor any of its subsidiaries is (i) in violation of its certificate of incorporation or by-laws (or other applicable organizational document), (ii) in violation of any statute or any judgment, order, rule or regulation of any Governmental Authority (as defined below) or other body having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clauses (ii) and (iii), for such defaults as would not, individually or in the aggregate, have a Material Adverse Effect;

(xiii)         The statements set forth in the Pricing Prospectus and Prospectus under the caption “Description of Common Stock”, insofar as they purport to constitute a summary of the terms of the Stock, under the caption “U.S. Federal Income Tax Considerations to Non-U.S. Holders,” and under the caption “Underwriting”, fairly summarize the documents and matters therein described;

(xiv)           Other than as set forth in the Pricing Prospectus, there are no legal, governmental or self-regulatory proceedings pending to which the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company is a party or of which any property or assets of the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company is the subject which, if determined adversely to the Company or any of its subsidiaries (or such officer or director), would individually or in the aggregate have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by any Governmental Authority or others; such legal, governmental or self-regulatory proceedings include, but are not limited to, (i) any investigation with respect to any cease-and-desist order, consent agreement, any commitment letter or similar undertaking to, memorandum of understanding or other regulatory enforcement action, proceeding or order or (ii) any directive by, or any supervisory letter from, the Commission, FINRA or any other applicable self-regulatory organization, or any court, administrative agency or commission or other governmental agency, authority or instrumentality having supervisory or regulatory authority with respect to the Company or any of its subsidiaries (each, a “Governmental Authority”) that currently restricts in any material respect the conduct of the business of the Company or its subsidiaries or that relates to their capital adequacy, their credit policies, their management or their business (each, a “Regulatory Agreement”). Neither the Company nor any of its subsidiaries has been advised by any Governmental Authority that it is considering issuing or requesting any such Regulatory Agreement or that they may be subject to an investigation, audit or other examination which is likely to lead to the imposition of any civil monetary or other penalties. There is no unresolved violation, criticism or exception by any Governmental Authority with respect to any report or statement relating to any examinations of the Company or any of its subsidiaries which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xv)             The Company is not required to register as an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended;

(xvi)            (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Act;

(xvii)       PricewaterhouseCoopers LLP and PricewaterhouseCoopers LLP UK, who have certified certain financial statements of the Company and its subsidiaries, and have audited the Company’s internal control over financial reporting and management’s assessment thereof, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(xviii)          The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that (i) complies with the requirements of the Exchange Act, (ii) has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and (iii) is sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(xix)            Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(xx)              The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(xxi)             None of the Company or any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense (or taken any act in furtherance thereof); (ii) made, offered, promised or authorized any direct or indirect unlawful payment; or (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law;

(xxii)           The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with the requirements of all applicable federal, state and foreign laws, rules and regulations relating to money laundering, including, but not limited to laws governing transactions in securities, futures and other financial instruments or anti-money laundering laws, such as the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the Company and its subsidiaries conduct business (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any Governmental Authority or other body or any arbitrator involving the Company or any of its subsidiaries with respect to these laws, rules and regulations is pending or, to the knowledge of the Company, threatened;

(xxiii)           (i) None of the Company or any of its subsidiaries (other than Janus Distributors LLC (the “Broker-Dealer Subsidiary”)) is, or will as a result of the transactions contemplated by this Agreement be, required to register as a broker-dealer under the Exchange Act and the rules and regulations of the Commission thereunder or the securities laws of any state; (ii) to the Company’s best knowledge, no officer, partner, director, affiliate or employee of the Company or any of its subsidiaries is, or will as a result of the transactions contemplated by this Agreement be, required to register as a broker-dealer under the Exchange Act and the rules and regulations of the Commission thereunder or the securities laws of any state, other than such officers, partners, directors, affiliates and employees of the Company or any of its subsidiaries who are so registered under the Exchange Act and in such jurisdictions as of the date hereof; (iii) the Broker-Dealer Subsidiary is (x) duly registered with the Commission, licensed and qualified as a broker-dealer under the Exchange Act and the rules and regulations of the Commission thereunder, (y) the securities laws of each state where the conduct of its respective business requires such registration, license or qualification and such registrations, licenses or qualifications have not been suspended, revoked or rescinded and remain in full force and effect and (z) is duly registered and is in good standing with FINRA and each self-regulatory organization of which it is required to be a member; and (iv) all persons associated with the Broker-Dealer Subsidiary are duly registered with any self-regulatory organization and each jurisdiction where the association of such persons with the Broker-Dealer Subsidiary requires such registration, and such registrations have not been suspended, revoked or rescinded and remain in full force and effect, except in the case of clauses (i) – (iv) above, where any such failures to register would not, individually or in the aggregate, have a Material Adverse Effect. Except as would not, individually or in the aggregate have a Material Adverse Effect, the operations of the Broker-Dealer Subsidiary have been conducted in material compliance with all applicable requirements of the Exchange Act and the rules and regulations of the Commission and each applicable self-regulatory organization and state securities regulatory authority. Other than with respect to customers that are subsidiaries of the Company, the business activities engaged in by the Broker-Dealer Subsidiary do not involve the handling of customer funds or securities, except as permitted by Exchange Act Rule 15c3-3(k)(2)(i). None of the Company, any of its subsidiaries or, to the Company’s best knowledge, any of their respective Associated Persons (as defined under the Exchange Act or the by-laws of FINRA, as applicable), is (i) ineligible or disqualified pursuant to Section 15(b) of the Exchange Act to serve as a broker-dealer or as a person “associated” with a broker-dealer, (ii) subject to “statutory disqualification” (as such term is defined in Section 3(a)(39) of the Exchange Act) or (iii) is subject to a disqualification that would be a basis for censure or suspension or revocation of registration as a securities broker-dealer under Section 15 of the Exchange Act, or similar state law, except in the case of clauses (i) – (iii) above, where any such disqualifications would not, individually or in the aggregate, have a Material Adverse Effect;

(xxiv)         The Company and each of its applicable subsidiaries have duly filed with the Commission and FINRA or other applicable comparable foreign regulatory authorities, as the case may be, in correct form the reports, data, other information returns and other applications required to be filed under applicable laws and regulations and such reports, data, other information returns and other applications were complete and accurate and in compliance with the requirements of applicable laws and regulations as of the time of filing and are complete and accurate and in compliance with the requirements of applicable laws and regulations, provided that information as of a later date shall be deemed to modify information as of an earlier date, except where any such failures to file would not, individually or in the aggregate, have a Material Adverse Effect; the Company has previously delivered or made available to each Underwriter, to the extent such Underwriter has requested the same, accurate and complete copies of all such reports, data, other information returns and other applications; neither the Company nor any of its applicable subsidiaries (i) is subject to any formal or informal enforcement or supervisory action by the Commission, FINRA or other applicable comparable foreign regulatory authorities, or (ii) expects to be subject to any formal or informal enforcement or supervisory action by the Commission, FINRA or other applicable comparable foreign regulatory authorities, except in the case of clauses (i) – (iii) above, where any such enforcement or supervisory action would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xxv)            None of the Company or any of its subsidiaries (i) is or has been registered within the past three years, (ii) is required or has been required to be registered or (iii) as a result of the transactions contemplated by this Agreement, will be required to register as a commodity trading advisor, a commodity pool operator, a swap dealer, or a futures commission merchant under the Commodity Exchange Act of 1936, as amended (other than (i) Henderson Global Investors Limited, which is registered as a commodity trading advisor, (ii) Janus Capital Management LLC, which is registered as a commodity trading advisor and commodity pool operator, and (iii) AlphaGen Capital Limited which de-registered as a commodity pool operator on October 2, 2020). To the Company’s best knowledge, no officer, partner, director, affiliate or employee of the Company or its subsidiaries is, or will as a result of the transactions contemplated by this Agreement be, required to register in any of the capacities described above, other than such officers, partners, directors, affiliates and employees of the Company or its subsidiaries who are so registered as of the date hereof;

(xxvi)             None of the Company or any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, Her Majesty’s Treasury, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions;

(xxvii)            This Agreement has been duly authorized, executed and delivered by the Company;

(xxviii)         The financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Disclosure Package or the Prospectus under the Act or the rules and regulations promulgated thereunder. All disclosures contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable;

(xxix)         Except as such matters would not, individually or in the aggregate, have a Material Adverse Effect, the Company and its subsidiaries own or have a valid and enforceable written license to use any and all patents, trademarks, service marks, trade names, domain names, other source indicators, copyrights, copyrightable works, software, know-how, trade secrets, systems, procedures, proprietary information, confidential information and any and all other worldwide intellectual property, industrial property and proprietary rights, including any and all registrations and applications for registration thereof and any and all goodwill associated therewith (collectively, “Intellectual Property”), in each case used in or otherwise necessary for the conduct of their respective businesses as currently conducted and as proposed to be conducted by them as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus (the “Company Intellectual Property”); (ii) the Company’s and its subsidiaries’ conduct of their respective businesses as currently conducted and as proposed to be conducted by them as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus does not infringe, misappropriate or otherwise violate, and has not infringed, misappropriated or otherwise violated, any Intellectual Property of any person; (iii) all Company Intellectual Property is valid and enforceable, and all Company Intellectual Property owned or purported to be owned by the Company or any of its subsidiaries is owned solely and exclusively by the Company or one of its subsidiaries, in each case, free and clear of all liens, encumbrances, defects or other restrictions; (iv) neither the Company nor any of its subsidiaries have received any written notice of any claim relating to Intellectual Property; (v) to the knowledge of the Company, the Company Intellectual Property is not being and has not been infringed, misappropriated or otherwise violated by any person; (vi) there is no pending, or to the Company’s knowledge, threatened, action, suit, proceeding or claim by any third party (A) challenging the ownership, validity, enforceability or scope of any Company Intellectual Property or (B) alleging that the Company or any of its subsidiaries has infringed, misappropriated or otherwise violated any Intellectual Property of any third party, and, in each case, the Company is not aware of any facts that would form the basis for any such action, suit, proceeding or claim; and (vii) the Company and its subsidiaries have taken commercially reasonably steps consistent with prevalent industry practices to (A) secure interests in any Company Intellectual Property developed by their employees, consultants, agents and contractors in the course of their service to the Company or any of its subsidiaries, including the execution of valid assignment agreements for the benefit of the Company and/or its subsidiaries by such employees, consultants, agents and contractors under which they have assigned to the Company or one of its subsidiaries all of their right, title and interest in and to any Company Intellectual Property and (B) maintain the confidentiality of all Company Intellectual Property the value of which to the Company or any of its subsidiaries is contingent upon maintaining the confidentiality thereof, including any trade secrets and confidential information owned, used or held for use by the Company or any of its subsidiaries;

(xxx)            Except as disclosed in the Registration Statement, the Pricing Disclosure Package or the Prospectus or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) there are no proceedings that are pending, or that are known to be contemplated, against the Company and its subsidiaries under any Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed; (ii) the Company and its subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws, including the release or threat of release of Materials of Environmental Concern, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries; and (iii) none of the Company and its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

(xxxi)           Except as otherwise disclosed in the Pricing Disclosure Package or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, none of the following events has occurred or exists: (A) a “reportable event” as defined under the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan (as defined below); (B) a withdrawal from a Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (C) a complete or partial withdrawal from a Plan; (D) the filing by the Pension Benefit Guaranty Corporation (the “PBGC”) of a notice of intent to terminate any Plan, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, respectively, or the commencement of proceedings by the PBGC to terminate a Plan; (E) the appointment of a trustee to administer any Plan; (F) with respect to a Plan, the failure to satisfy the minimum funding standard of Section 412 or 430 of the Code or Section 302, 303 or 304 of ERISA, whether or not waived; (G) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA; (H) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the PBGC or any other federal or state governmental agency or any foreign regulatory agency with respect to any Plan; or (I) any violation of law or applicable qualification standards with respect to any Plan. Except as otherwise disclosed in the Pricing Disclosure Package or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, none of the following events has occurred or is reasonably likely to occur: (A) an increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of the Company and its subsidiaries; (B) an increase in the “accumulated post−retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company and its subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Company and its subsidiaries; (C) liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any Plan; or (D) the filing of a material claim by one or more employees or former employees of the Company or any of its subsidiaries related to their employment. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company or any of its subsidiaries may have any liability (including on account of any entity that is treated as a single employer with the Company or any such subsidiary under Section 414 of the Code);

(xxxii)          Except as otherwise disclosed in the Pricing Disclosure Package, there are no strikes or other labor disputes against the Company or any of its Subsidiaries pending or, to the knowledge of the Company, threatened, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(xxxiii)        The Company and its subsidiaries possess such valid and current registrations, licenses, certificates, approvals, authorizations or permits (“Permits”) issued by the appropriate Governmental Authorities or other bodies necessary to conduct their respective businesses and as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except as would not reasonably be expected to result in a Material Adverse Effect, and except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and its subsidiaries have not received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such Permit, except for any such proceedings as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; each of the Company and its subsidiaries, and, to the Company’s best knowledge, each of their respective officers, partners, directors, affiliates and employees, is a member in good standing of each federal, state or foreign exchange, board of trade, clearing house, association, self-regulatory or similar organization, in each case as are necessary to own the properties and conduct the businesses of the Company and each of its subsidiaries in the manner described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except to the extent any such failure to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect;

(xxxiv)         Except as described in the Pricing Disclosure Package, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Act, except as have been validly waived or complied with and except for the Shares to be sold by the Selling Stockholder;

(xxxv)         The statistical and market related data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus are based on or derived from sources that the Company and its subsidiaries believe to be reliable and accurate in all material respects and represent their good faith estimates that are made on the basis of data derived from such sources;

(xxxvi)         Except (i) for any failures or exceptions that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or (ii) as disclosed in the Pricing Disclosure Package and the Prospectus, (x) the Company and each of its subsidiaries has timely filed (taking into account valid extensions) all federal, state, local and foreign tax returns required to be filed by it and has paid all taxes (and any related interest, penalties and additions to tax) required to be paid by it (including in its capacity as a withholding agent) except for any taxes being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with U.S. GAAP, and (y) to the knowledge of the Company, there is no proposed tax deficiency or assessment against the Company or any of the Company’s subsidiaries;

(xxxvii)        After reasonable inquiry, the Company does not believe that it was a passive foreign investment company (a “PFIC”), as defined in Section 1297 of the Internal Revenue Code of 1986, as amended, for the year ended December 31, 2019, and does not expect to be a “passive foreign investment company” in the current year or the foreseeable future;

(xxxviii)       Except as set forth or contemplated in the Pricing Prospectus, no approvals are currently required in Jersey in order for the Company to pay dividends or other distributions declared by the Company to the holders of Securities. Under current laws and regulations of Jersey and any political subdivision thereof, any amount payable with respect to the Securities upon liquidation of the Company or upon redemption thereof and dividends and other distributions declared and payable on the share capital of the Company may be paid by the Company in United States dollars and freely transferred out of Jersey, and no such payments made to holders who are non-residents of Jersey will be subject to income, withholding or other taxes under laws and regulations of Jersey or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Jersey or any political subdivision or taxing authority thereof or therein;

(xxxix)        Neither the Company nor any of its subsidiaries or their properties or assets has immunity under Jersey, U.S. federal or New York state law from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Jersey, U.S. federal or New York state court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court with respect to their respective obligations, liabilities or any other matter under or arising out of or in connection herewith; and, to the extent that the Company or any of its subsidiaries or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to the transactions contemplated by this Agreement, may at any time be commenced, the Company has, pursuant to Section 19 of this Agreement, waived, and it will waive, or will cause its subsidiaries to waive, such right to the extent permitted by law;

(xl)               Any final judgment for a fixed or determined sum of money rendered by any U.S. federal or New York state court located in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against the Company based upon this Agreement would be declared enforceable against the Company by the courts of Jersey, without reconsideration or reexamination of the merits, subject to the restrictions described under the caption “Enforceability of Civil Liabilities” in the Registration Statement, the Pricing Prospectus and the Prospectus;

(xli)             Except for any net income, capital gains or franchise taxes imposed on the Underwriters by the government of Jersey or any political subdivision or taxing authority thereof or therein as a result of any present or former connection (other than any connection resulting from the transactions contemplated by this Agreement) between the Underwriters and the jurisdiction imposing such tax, no stamp duties or other issuance or transfer taxes are payable by or on behalf of the Underwriters in Jersey, the United States or any political subdivision or taxing authority thereof solely in connection with (i) the execution, delivery and performance of this Agreement, (ii) the delivery of the Securities in the manner contemplated by this Agreement and the Pricing Prospectus or (iii) subject to Section 7 below, the sale and delivery by the Underwriters of the Securities as contemplated herein and in the Pricing Disclosure Package;

(xlii)            Any holder of the Securities and each Underwriter are each entitled to sue as plaintiff in the court of the jurisdiction of formation and domicile of the Company for the enforcement of their respective rights under this Agreement and the Securities and such access to such courts will not be subject to any conditions which are not applicable to residents of such jurisdiction or a company incorporated in such jurisdiction except that plaintiffs not residing in Jersey may be required to guarantee payment of a possible order for payment of costs or damages at the request of the defendant;

(xliii)          Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares;

(xliv)           Except as such matters would not, individually or in the aggregate, have a Material Adverse Effect, the Company and its subsidiaries’ respective information technology assets, equipment, computers, systems, networks, hardware, software, websites, applications, and databases, including any and all data and information stored thereon or transmitted thereby (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with, the operation of the respective businesses of the Company and its subsidiaries as currently conducted and as proposed to be conducted by them as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, in each case, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures and safeguards, consistent with prevalent industry practices, to maintain and protect the integrity, continuous operation, redundancy and security of all IT Systems, and there have been no breaches, violations, outages or unauthorized uses or disclosures of, accesses to, or material malfunctions or failures of, the same;

(xlv)            Except as such matters would not, individually or in the aggregate, have a Material Adverse Effect, with regard to their receipt, collection, handling, processing, sharing, transfer, usage, disclosure, interception, security, storage and disposal of any and all personal, personally identifiable, household, sensitive, confidential or regulated data (collectively, “Personal Data”), (i) the Company and its subsidiaries currently comply and at all times have complied with, and have implemented commercially reasonable policies and procedures consistent with prevalent industry practices to ensure compliance with, all applicable laws, regulations, rules, judgments, orders, internal and external policies and contractual obligations (including the California Consumer Privacy Act and the European Union General Data Protection Regulation) (“Privacy Legal Obligations”); (ii) the Company and its subsidiaries have required and do require all third parties to which they provide any Personal Data to maintain the privacy and security of such Personal Data and to comply with applicable Privacy Legal Obligations, including by contractually requiring such third parties to protect such Personal Data from unauthorized access, use and/or disclosure; (iii) there has been no unauthorized access to, or use or disclosure of, any such Personal Data collected, maintained, handled, stored, transferred, used, disclosed or otherwise processed by or for the Company or any of its subsidiaries; (iv) neither the Company nor any of its subsidiaries have received any notification of or complaint regarding, or is aware of any other facts that would reasonably indicate, non-compliance with any Privacy Legal Obligation; and (v) there is no pending, or to the Company’s knowledge, threatened action, suit, proceeding or claim by or before any court or governmental agency, authority or body alleging non-compliance by the Company or any of its subsidiaries with any Privacy Legal Obligation;

(xlvi)            The choice of laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of Jersey and will be honored by the courts of Jersey, subject to the restrictions described under the caption “Enforceability of Civil Liabilities” in the Registration Statement, the Pricing Prospectus and the Prospectus. The Company has the power to submit, and pursuant to Section 18 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York state and United States federal court sitting in the City of New York and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in such court, subject to the restrictions described under the caption “Enforceability of Civil Liabilities” in the Registration Statement, the Pricing Prospectus and the Prospectus; and

(xlvii)          The indemnification and contribution provisions set forth in Section 9 hereof do not contravene Jersey law or public policy, subject to the restrictions described under the caption “Enforceability of civil liabilities” in the Registration Statement, the Pricing Prospectus and the Prospectus.

(b)           The Selling Stockholder represents and warrants to, and agrees with, each of the Underwriters and the Company that:

(i)                The Selling Stockholder (i) is duly organized and validly existing under the laws of Japan, (ii) has all requisite power and authority to enter into, and perform its obligations under, this Agreement and all other documents to which it is a party and to consummate the transactions contemplated herein and therein and in the Pricing Disclosure Package, and (iii) is qualified to do business in, and is in good standing as a foreign corporation in, every jurisdiction other than Japan where such qualification is necessary;

(ii)                 This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Stockholder;

(iii)            The sale of the Securities to be sold by the Selling Stockholder hereunder, the compliance by the Selling Stockholder with this Agreement and the consummation by the Selling Stockholder of the transactions herein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject, (B) result in any violation of the provisions of the Articles of Incorporation of the Selling Stockholder or (C) result in any violation of any statute or any judgment, order, rule or regulation of any Governmental Authority or other body having jurisdiction over the Selling Stockholder or any of its subsidiaries or any property or assets of the Selling Stockholder, except in the case of clauses (A) and (C) for such conflicts, breaches and violations that would not reasonably be expected to affect the validity of the Securities or have a material adverse effect on the ability of the Selling Stockholder to consummate the transactions contemplated by this Agreement (a “Selling Stockholder Material Adverse Effect”); and no consent, approval, authorization, order, registration or qualification of or with any such Governmental Authority or body is required for the performance by the Selling Stockholder of its obligations under this Agreement or the consummation by the Selling Stockholder of the transactions contemplated herein in connection with the Securities to be sold by the Selling Stockholder hereunder, except the registration under the Act of the Securities, that approval by FINRA of applicable underwriting terms and such consents, approvals, authorizations, orders, registrations or qualifications (A) as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters or (B) that have already been obtained;

(iv)            The Selling Stockholder has, and immediately prior to the Time of Delivery (as defined in Section 4 hereof) the Selling Stockholder will have, good and valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Securities to be sold by the Selling Stockholder hereunder at the Time of Delivery, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Securities and payment therefor pursuant hereto, good and valid title to such Securities, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;

(v)             The Selling Stockholder has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities;

(vi)             To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by the Selling Stockholder expressly for use therein, which information is limited to the name and address of the Selling Stockholder and the number of Securities offered by the Selling Stockholder included in the “Selling Stockholder” section of the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, excluding the information regarding percentage of the Company’s common stock and economic interest in the Company owned by the Selling Stockholder appearing under such caption (the “Selling Stockholder Information”), such Registration Statement and Preliminary Prospectus did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will, when they become effective or are filed with the Commission, as the case may be, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(vii)             The Selling Stockholder will deliver to you prior to or at the First Time of Delivery a properly completed and executed Internal Revenue Service (“IRS”) Form W-8 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

(viii)            The Selling Stockholder will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions, or in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions, or (ii) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any Money Laundering Laws or anti-bribery or anti-corruption laws that are applicable to the Selling Stockholder;

(ix)              The Selling Stockholder is not prompted by any material information concerning the Company or any of its subsidiaries that is not disclosed in the Pricing Prospectus to sell its Securities pursuant to this Agreement;

(x)              Except for any net income, capital gains or franchise taxes imposed on the Underwriters by Japan or any political subdivision or taxing authority thereof or therein as a result of any present or former connection (other than any connection resulting from the transactions contemplated by this Agreement) between the Underwriters and the jurisdiction imposing such tax, no stamp duties or other issuance or transfer taxes are payable by or on behalf of the Underwriters in Japan, the United States or any political subdivision or taxing authority thereof solely in connection with (i) the execution, delivery and performance of this Agreement, (ii) the delivery of the Shares by the Selling Stockholder in the manner contemplated by this Agreement and the Pricing Disclosure Package or (iii) subject to Section 7 below, the sale and delivery by the Underwriters of the Shares as contemplated herein and in the Pricing Disclosure Package;

(xi)             Any final judgment for a fixed or determined sum of money rendered by any U.S. federal court located in the State of New York or New York state court having jurisdiction under its own laws in respect of any suit, action or proceeding against the Selling Stockholder based upon this Agreement would be declared enforceable against the Selling Stockholder by the courts of Japan, without reconsideration or reexamination of the merits; provided that (A) the jurisdiction of such U.S. federal court or New York state court is not denied under Japanese law, (B) the Selling Stockholder has received service of process other than by public notice or has appeared before such court, (C) such judgment is not repugnant to public policy as applied in Japan and (D) there exists reciprocity as to the recognition of such U.S. federal or New York state court of a final judgement obtained in a Japanese court.

(xii)            Neither the Selling Stockholder nor any of its subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under U.S. federal, New York state or Japanese law. The irrevocable and unconditional waiver and agreement of the Selling Stockholder contained in Section 15(a) not to plead or claim any such immunity in any legal action, suit or proceeding based on this Agreement is valid and binding under the laws of Japan;

(xiii)           The choice of laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of Japan and will be honored by the courts of Japan. The Selling Stockholder has the power to submit, and pursuant to Section 18 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York state and United States federal court sitting in the City of New York and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in such court relating to this Agreement;

(xiv)            The indemnification and contribution provisions set forth in Section 9 hereof do not contravene Japanese law or public policy;

(xv)             To the extent any payment is to be made by the Selling Stockholder pursuant to this Agreement, the Selling Stockholder has access, subject to the laws of Japan, to the internal currency market in Japan and, to the extent necessary, valid agreements with Japanese commercial banks for purchasing U.S. dollars to make payments of amounts which may be payable under this Agreement; and

(xvi)             The Selling Stockholder represents and warrants that it is not (i) an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a plan or account subject to Section 4975 of the Internal Revenue Code of 1986, as amended or (iii) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

2.             Subject to the terms and conditions herein set forth, the Selling Stockholder agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Stockholder, at a purchase price per share of $28.57725 (the “Purchase Price”), the number of Securities set forth opposite the name of such Underwriter in Schedule I hereto. Subject to the sale of the Securities by the Selling Stockholder to the Underwriters in compliance with the terms of this Agreement, the Underwriters have severally agreed to sell to the Company, and the Company has agreed herein to purchase from the Underwriters, the number of Repurchase Shares specified herein at the Purchase Price, as described in the Pricing Disclosure Package and the Prospectus.

3.             Upon the authorization by you of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Pricing Prospectus and the Prospectus.

4.            (a) The Securities to be purchased by each Underwriter hereunder, in definitive or book-entry form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company and the Selling Stockholder shall be delivered by or on behalf of the Selling Stockholder to the Representatives, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Selling Stockholder to the Representatives at least forty-eight hours in advance. The Company and the Selling Stockholder will cause the certificates, if any, representing the Securities to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). In addition, subject to the sale of the Securities by the Selling Stockholder to the Underwriters in compliance with the terms of this Agreement, payment of the purchase price for the Repurchase Shares shall be made by the Company to the Underwriters in federal (same day) funds by wire transfer to an account specified by the Representatives, against delivery of such Repurchase Shares for the account of the Company at the Time of Delivery. Payment for the Repurchase Shares shall be made against delivery by the Underwriters of the Repurchase Shares to the Company through the facilities of DTC for the account of the Company on the Time of Delivery. The time and date of such delivery and payment shall be, with respect to the Securities, 9:30 a.m., New York City time, on February 9, 2021, or such other time and date as the Representatives, the Company the Selling Stockholder may agree upon in writing. Such time and date for delivery of the Securities is herein called the “Time of Delivery.”

(b)          The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities and any additional documents reasonably requested by the Underwriters pursuant to Section 8(l) hereof, will be delivered at the offices of Davis Polk & Wardwell LLP located at 450 Lexington Avenue, New York, New York 10017 (the “Closing Location”), and the Securities will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 2:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday, which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5.            The Company agrees with each of the Underwriters:

(a)           To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Securities; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Securities by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b)          If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by you promptly after reasonable notice thereof;

(c)          Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(d)          Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(e)          To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(f)           During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus (the “Restricted Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Securities, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without the prior written consent of Goldman Sachs & Co. LLC:

The restrictions contained in the preceding paragraph shall not apply to (A) the Share Repurchase, (B) the issuance by the Company of shares of Stock upon the exercise or settlement (including any “net” or “cashless” exercises or settlements) of options, restricted stock units, warrants or similar securities or the conversion of a security outstanding on the date hereof as described in each of the Pricing Disclosure Package and Prospectus, (C) the issuance by the Company of any shares of Stock, or securities convertible into, exchangeable for or that represent the right to receive shares of Stock pursuant to the Company’s incentive plans that are in effect as of the date hereof and described in the Time of Sale Prospectus and Prospectus, (D) facilitating the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Stock, provided that (i) such plan does not provide for the transfer of Stock during any lock-up period applicable to such officer or director and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Stock may be made under such plan during the Restricted Period, (E) the repurchase of any shares of Stock pursuant to existing agreements or rights providing for an option to repurchase or a right of first refusal on behalf of the Company pursuant to the Company’s repurchase rights or agreements that were in existence on the date hereof and described in the Prospectus (including the information incorporated by reference therein), (F) the issuance by the Company of shares of Stock or securities convertible into, exchangeable for or that represent the right to receive shares of Stock in connection with (1) the acquisition by the Company or any of its subsidiaries of the securities, business, technology, property or other assets of another person or entity or pursuant to an employee benefit plan assumed by the Company in connection with such acquisition, and the issuance of any such securities pursuant to any such agreement, or (2) the Company’s joint ventures, commercial relationships and other strategic transactions, provided that the aggregate number of shares of Stock that the Company may sell or issue or agree to sell or issue pursuant to this clause (F) shall not exceed 5% of the total number of shares of capital stock outstanding immediately following the offering of the Securities contemplated by this Agreement, and provided, further, that in the case of clause (F), each recipient of shares of Stock or securities convertible into, exchangeable for or that represent the right to receive shares of Stock shall enter into an agreement with the Company no less restrictive than the restrictions applicable to the Company set forth in this Section 5(f) with respect to the remaining portion of the Restricted Period; and

(g)          To pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act.

6.

(a)          The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; the Selling Stockholder represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus”; and each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule III(a) or Schedule III(c) hereto;

(b)          The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending;

(c)          The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus or Written Testing-the-Waters Communication any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Written Testing-the-Waters Communication would conflict with the information in the Registration Statement, the Pricing Disclosure Package or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, Written Testing-the-Waters Communication or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with the Underwriter Information;

(d)          The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the prior consent of the Representatives with entities that the Company reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Written Testing-the-Waters Communication, other than those distributed with the prior consent of the Representatives that are listed on Schedule III(d) hereto; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Testing-the-Waters Communications;

(e)          Each Underwriter represents and agrees that any Testing-the-Waters Communications undertaken by it were with entities that such Underwriter reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Act; and

(f)           The Selling Stockholder will indemnify and hold harmless the Underwriters against any documentary, stamp, withholding, registration or similar issuance tax, including any interest and penalties, on the sale of the Shares by the Selling Stockholder to the Underwriters and on the execution and delivery of this Agreement. All payments to be made by the Selling Stockholder hereunder shall be made without withholding or deduction for or on account of any present or future Japanese taxes, duties or governmental shares whatsoever unless the Selling Stockholder is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Selling Stockholder shall pay such additional amounts as may be necessary in order to ensure that the net amounts received after such withholding or deductions shall equal the amounts that would have been received if no withholding or deduction has been made.

7.            The Company and the Selling Stockholder covenant and agree with one another and with the several Underwriters that (a) the Selling Stockholder will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Written Testing-the-Waters Communication, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any agreement among Underwriters, this Agreement, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(c) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Securities on the Exchange; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Securities; (vi) all costs and expenses incident to the performance of the Selling Stockholder’s obligations hereunder which are not otherwise specifically provided for in this Section, including (A) any fees and expenses of counsel for the Selling Stockholder and (B) all expenses and taxes incident to the sale and delivery of the Securities to be sold by the Selling Stockholder to the Underwriters hereunder; and (b) the Company will pay or cause to be paid: (i) the cost of preparing the Securities, if applicable; (ii) the cost and charges of any transfer agent or registrar; and (iii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. In connection with clause (a)(vi)(B) of the preceding sentence, the Representatives agree to pay New York State stock transfer tax, and the Selling Stockholder agrees to reimburse the Representatives for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. It is understood, however, that the Company shall bear, and the Selling Stockholder shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Securities pursuant to this Agreement, and that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

For the avoidance of doubt, the provisions of this Section 7 do not supersede any prior agreement relating to expenses entered into between the Company and the Selling Stockholder.

8.            The obligations of the Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Stockholder herein are, at and as of the Applicable Time and the Time of Delivery, true and correct, the condition that the Company and the Selling Stockholder shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)          The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section (a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Preliminary Prospectus, Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)          Davis Polk & Wardwell LLP, counsel for the Underwriters, shall have furnished to you such written opinion and negative assurance letter, dated the Time of Delivery, in form and substance satisfactory to you, with respect to the matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)          Skadden, Arps, Slate, Meagher & Flom LLP, United States counsel for the Company, shall have furnished to you their written opinion and negative assurance letter, dated the Time of Delivery, in form and substance satisfactory to you to the effect set forth in Annex I(a);

(d)          Carey Olsen, Jersey LLP, Jersey counsel for the Company, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you to the effect set forth in Annex I(b);

(e)          Baker & McKenzie LLP, counsel for the Selling Stockholder, shall have furnished to you their written opinion with respect to the Selling Stockholder, dated the Time of Delivery, in form and substance satisfactory to you to the effect set forth in Annex I(c);

(f)           On the date of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Time of Delivery, each of PricewaterhouseCoopers LLP and PricewaterhouseCoopers LLP UK shall have furnished to you a letter, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(g)          (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change or effect, or any development involving a prospective change or effect, in or affecting (x) the business, properties, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus, or (y) the ability of the Company to perform its obligations under this Agreement, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(h)           On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 3(a)(62) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(i)            On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York or State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at the Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(j)            The Company shall have complied with the provisions of Section 5(d) hereof with respect to the furnishing of prospectuses;

(k)           The written consent of the Jersey Financial Services Commission to circulation of the Prospectus pursuant to the Jersey Companies (General Provisions) (Jersey) Order 2002 shall have been obtained and shall be subsisting, and the written consent of the Jersey Financial Services Commission to the issue of the Securities pursuant to the Jersey Control Of Borrowing (Jersey) Order 1958 shall have been obtained and shall be subsisting;

(l)            The Company and the Selling Stockholder shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company and of the Selling Stockholder, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Stockholder, respectively, herein at and as of such time, as to the performance by the Company and the Selling Stockholder of all of their respective obligations hereunder to be performed at or prior to such time, as to the matters set forth in subsections (a) and (g) of this Section and as to such other matters as you may reasonably request;

(m)          The Company shall have furnished to you on the date hereof and at the Time of Delivery a certificate of its chief accounting officer satisfactory to you as to certain financial information regarding the Company included in the Pricing Disclosure Package and the Prospectus.

9.            (a)          The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “roadshow” as defined in Rule 433(h) under the Act (a “roadshow”), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information.

(b)          The Selling Stockholder will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any roadshow or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, or any roadshow or any Testing-the-Waters Communication, in reliance upon and in conformity with the Selling Stockholder Information; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred. The liability of the Selling Stockholder under this indemnification provision shall be limited to an amount equal to the gross proceeds (net of underwriting discounts and commissions but before deducting expenses) to the Selling Stockholder from the sale of the Securities pursuant to this Agreement (the “Selling Stockholder Proceeds”).

(c)          Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company and the Selling Stockholder against any losses, claims, damages or liabilities to which the Company or the Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow or any Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company and the Selling Stockholder for any legal or other expenses reasonably incurred by the Company or the Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to an Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the first three sentences in the fourth paragraph under the caption “Underwriting”, and the information contained in the ninth and the tenth paragraphs and the third sentence of the eleventh paragraph under the caption “Underwriting”.

(d)          Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 9. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e)          If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholder on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Selling Stockholder bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholder on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) the contribution by the Selling Stockholder pursuant to this subsection (e) shall not exceed the Selling Stockholder Proceeds (reduced by any amounts the Selling Stockholder is obligated to pay under subsection (b) above). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint. The liability of the Selling Stockholder under this contribution provision shall be limited to an amount equal to the Selling Stockholder Proceeds.

(f)           The obligations of the Company and the Selling Stockholder under this Section 9 shall be in addition to any liability which the Company and the Selling Stockholder may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of each Underwriter, each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer or other affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.

10.            (a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder at the Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Securities, then the Company and the Selling Stockholder shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Stockholder that you have so arranged for the purchase of such Securities, or the Company or the Selling Stockholder notifies you that it has so arranged for the purchase of such Securities, you or the Company or the Selling Stockholder shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b)            If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company and the Selling Stockholder as provided in subsection (a) above, the aggregate number of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Securities, then the Selling Stockholder shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)             If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you, the Company and the Selling Stockholder as provided in subsection (a) above, the aggregate number of such Securities which remains unpurchased exceeds one-eleventh of the aggregate number of all the Securities, or if the Selling Stockholder shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholder, except for the expenses to be borne by the Company, the Selling Stockholder and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.            The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholder and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or the Selling Stockholder, or any officer or director or controlling person of the Company or any controlling person of the Selling Stockholder, and shall survive delivery of and payment for the Securities.

12.            If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Company nor the Selling Stockholder shall then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, the Securities are not delivered by or on behalf of the Selling Stockholder as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities, but the Company and the Selling Stockholder shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13.            In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you; and in all dealings with the Selling Stockholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of the Selling Stockholder.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex, electronic mail or facsimile transmission to you as the Representatives in care of Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department; if to the Selling Stockholder shall be delivered or sent by electronic mail or facsimile transmission to the Selling Stockholder at its address set forth in Schedule IV hereto; and if to the Company shall be delivered or sent by mail, telex, electronic mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 9(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Stockholder by you upon request; and if to the Underwriters shall be delivered or sent by mail, electronic mail, telex or facsimile transmission to you at Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Stockholder, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

14.            This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholder and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company, the Selling Stockholder and each person who controls the Company, the Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.            Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16.            The Company and the Selling Stockholder acknowledge and agree that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Stockholder, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or the Selling Stockholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or the Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Selling Stockholder on other matters) or any other obligation to the Company or the Selling Stockholder except the obligations expressly set forth in this Agreement and (iv) the Company and the Selling Stockholder have consulted their own legal and financial advisors to the extent they deemed appropriate. The Company and the Selling Stockholder agree that they will not claim that the Underwriters, or any of them, have rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or the Selling Stockholder, in connection with such transaction or the process leading thereto.

17.           This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Stockholder and the Underwriters, or any of them, with respect to the subject matter hereof.

18.            Each of the Company and the Selling Stockholder hereby submit to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Company and the Selling Stockholder waive any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. Each of the Company and the Selling Stockholder agree that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and the Selling Stockholder, as applicable, and may be enforced in any court to the jurisdiction of which Company and the Selling Stockholder, as applicable, is subject by a suit upon such judgment. The Company irrevocably appoints Corporation Service Company, located 19 West 44th Street Ste. 200 New York, New York 10036, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding. The Selling Stockholder irrevocably appoints DLI North America, Inc., located at 400 Park Avenue, 4th Floor, New York, New York 10022, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding. Each of the Company and the Selling Stockholder agrees that service of process upon its authorized agent, and written notice of such service to the Company by the person serving the same to the address provided in this Section, shall be deemed in every respect effective service of process upon the Company and the Selling Stockholder, respectively, in any such suit or proceeding. Each of the Company and the Selling Stockholder hereby represents and warrants that its authorized agent has accepted such appointment and has agreed to act as such authorized agent for service of process. Each of the Company and the Selling Stockholder further agree to take any and all action as may be necessary to maintain such designation and appointment of such authorized agent in full force and effect.

19.           To the extent that the Company or the Selling Stockholder has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) Jersey or any political subdivision thereof, (ii) Japan or any political subdivision thereof, (iii) the United States or the State of New York, (iv) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to themselves or their respective property and assets or this Agreement, the Company and the Selling Stockholder hereby irrevocably waive such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

20.            The Selling Stockholder agrees to indemnify each Underwriter, each employee, officer and director of each Underwriter, and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer or other affiliate of any Underwriter, against any loss incurred as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the judgment currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of the Selling Stockholder and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The foregoing indemnity made by the Selling Stockholder is made only with respect to any judgment or order against the Selling Stockholder and only to the extent of the loss directly attributable to such judgment or order. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

21.            The Company, the Selling Stockholder and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

22.            This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

23.           Notwithstanding anything herein to the contrary, the Company and the Selling Stockholder are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Stockholder relating to that treatment and structure, without the Underwriters’ imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

24.            Recognition of the U.S. Special Resolution Regimes.

(a)           In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)           In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)            As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)  a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)  a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)  a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and the Selling Stockholder. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Stockholder for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

Janus Henderson Group plc

By:	/s/ Richard M. Weil
Name:	Richard M. Weil
Title:	Chief Executive Officer

Dai-ichi Life Holdings, Inc.

By:	/s/ Tetsuya Kikuta
Name:	Tetsuya Kikuta
Title:	Director, Managing Executive Officer

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof:

Goldman Sachs & Co. LLC

By:	/s/ CE Bluhm
	Name:	CE Bluhm
	Title:	Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Total Number of
Securities
Underwriter	to be Purchased
Goldman Sachs & Co. LLC	30,668,922
Total	30,668,922

Schedule I-1

SCHEDULE II

Total Number of
Securities
Selling Stockholder	to be Sold
Dai-ichi Life Holdings, Inc.	30,668,922

Schedule II-1

SCHEDULE III

(a)  Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

Electronic roadshow dated February 4, 2021.

Launch press release dated February 4, 2021.

(b)  Additional Documents Incorporated by Reference:

None.

(c)  Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package:

The initial public offering price per share for the Securities is $29.25.

The number of Securities purchased by the Underwriters is 30,668,922.

The number of Repurchase Shares is 8,048,360.

(d)  Written Testing-the-Waters Communications

Testing-the-Waters presentation dated February 2, 2021.

Schedule III-1